SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (date of earliest event reported): July 18, 2006



                          FLORIDA COMMUNITY BANKS, INC.
             (Exact name of registrant as specified in its charter)




  Florida                       000-1170902                        35-2164765
  -------                       -----------                        ----------
(State or other           Commission File Number              (I.R.S. Employer
jurisdiction Of                                              Identification No.)
incorporation)




                1400 North 15th Street, Immokalee, Florida 34142
                    (address of principal executive offices)

                  Registrant's telephone number: (239) 657-3171




                                 Not Applicable

          (Former name or former address, if changed since last report)

ITEM 2.02.        Results of Operation and Financial Condition

On July 18, 2006, Florida Community Banks, Inc. issued a press release announcing its financial results for the quarter ended June 30, 2006. A copy of the press release is furnished as Exhibit 99.1 to this report.

ITEM 9.01.        Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is being furnished with this Report:

99.1     Press Release (solely furnished and not filed).


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    July 20, 2006

Florida Community Banks, Inc.
(Registrant)


By:      /s/ Guy Harris
        -------------------------
         Guy Harris
         Chief Financial Officer

                                  EXHIBIT 99.1
1400 N. 15th Street
Immokalee, FL 34142
Ph: 239-657-3171
Fax: 239-657-8482

                                  PRESS RELEASE
SUBJECT: 2nd Quarter Earnings Statement

July 18, 2006

Stephen L. Price, President & CEO of Florida Community Banks, Inc. has announced the unaudited second quarter earnings for the Company. Florida Community Banks, Inc. is a publicly owned bank holding company headquartered in Immokalee, Florida. The company, whose primary operating entity is the 83-year-old Florida Community Bank, is owned by nearly 1000 shareholders, predominantly residing in Southwest Florida. Mr. Price is pleased to announce that consolidated net income for the quarter ending June 30, 2006 was $5,159,972 ($0.93 per share fully diluted), compared to second quarter net income last year of $4,738,497 ($0.85 per share fully diluted), an increase of 8.89% (9.41% on a fully diluted per share basis). Year-to-date consolidated net income for the first six months of 2006 was $10,353,876 ($1.86 per share fully diluted) compared to $8,781,335 ($1.58 per share fully diluted) in 2005. This represents an increase of 17.91% (17.72% on a fully diluted per share basis).

Earnings for the second quarter represent an annualized return on average assets of 2.10% and an annualized return on average equity of 27.65%. The Company finished the quarter with assets of $1,027,880,770 a 30.23% increase from June 30, 2005. Shareholders' equity at June 30, 2006 was $78,659,620. The Company's primary investment is in loans, which were $900,350,080 at June 30, 2006 compared to $668,573,641 a year earlier, an increase of 34.67%.

Mr. Price is pleased to also report that the June issue of the nationally circulated Independent Banker magazine listed Florida Community Banks, Inc. as the 2nd highest performing bank in the nation among banks with more than 1/2 billion dollars in total assets for the year in 2005. Florida Community Banks, Inc. was the only Florida Banking company reaching the top 20. Florida Community Bank currently operates 10 offices in Collier, Lee, Hendry, and Charlotte counties. For more information contact Mr. Price at 239-657-3171.